      As filed with the Securities and Exchange Commission on May 2, 2002
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                         DUKE ENERGY FIELD SERVICES, LLC
             (Exact name of registrant as specified in its charter)



    DUKE ENERGY FIELD SERVICES, LLC                    DELAWARE                              58-2511048
         DEFS CAPITAL TRUST I                          DELAWARE                              02-6142965
    (exact name of each registrant              (state of organization)         (I.R.S. Employer Identification No.)
     as specified in its charter)

                                                                                           Rose M. Robeson
            370 17th Street                                                              Vice President and
               Suite 900                                                               Chief Financial Officer
        Denver, Colorado 80202                                                             370 17th Street
            (303) 595-3331                                                                    Suite 900
   (Address, including zip code, and                                                   Denver, Colorado 80202
telephone number, including area code,                                                     (303) 595-3331
  of registrant's principal executive                                            (Name, address, including zip code,
               offices)                                                         and telephone number, including area
                                                                                     code, of agent for service)

                                    Copy to:



                JEFFERY B. FLOYD, ESQ.                                        BRENT L. BACKES, ESQ.
                VINSON & ELKINS L.L.P.                                   DUKE ENERGY FIELD SERVICES, LLC
                2300 FIRST CITY TOWER                                      370 17TH STREET, SUITE 900
              HOUSTON, TEXAS 77002-6760                                      DENVER, COLORADO 80202
                    (713) 758-2194                                               (303) 595-3331
              (713) 615-5660 (FACSIMILE)                                   (303) 605-1605 (FACSIMILE)

                                 --------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                 PROPOSED
                                                       PROPOSED MAXIMUM           MAXIMUM
                                                        OFFERING PRICE           AGGREGATE              AMOUNT OF
     TITLE OF EACH CLASS OF          AMOUNT TO BE          PER UNIT              OFFERING              REGISTRATION
  SECURITIES TO BE REGISTERED        REGISTERED(1)         (1)(2)(3)           PRICE(1)(2)(3)             FEE(4)
--------------------------------   ----------------    -----------------      ---------------          -------------
Senior Notes.................
Subordinated Notes.........
Guarantee of Trust Preferred
  Securities(5) ............
Trust Preferred Securities.
    Total..................         $ 500,000,000            100%             $   500,000,000(6)          $ 46,000


(1) There are being registered hereunder such presently indeterminate number or principal amount of Senior Notes and Subordinated Notes of Duke Energy Field Services, LLC and such presently indeterminate number of Trust Preferred Securities of DEFS Capital Trust I with an aggregate initial offering price not to exceed $500,000,000. Subordinated Notes of Duke Energy Field Services, LLC also may be issued to DEFS Capital Trust I and later distributed upon dissolution and distribution of the assets thereof, which would include such Subordinated Notes, for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)      Exclusive of accrued interest and distributions, if any.

(4) Securities registered under Registration Statement No. 333-57376 previously filed by Duke Energy Field Services, LLC having an aggregate offering price of $200,000,000 remain unsold. In accordance with Rule 457(p), the registration fee of $50,000 associated with such securities is offset against the total registration fee due in connection with this Registration Statement. Accordingly, no registration fee is payable.

(5) Includes the rights of holders of the Trust Preferred Securities of DEFS Capital Trust I under the guarantee of such securities and back-up undertakings, consisting of obligations by Duke Energy Field Services, LLC, as set forth in the declaration of trust, the applicable indenture and any supplemental indenture thereto, in each case as further described in the registration statement. No separate consideration will be received for such guarantee or back-up undertakings. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect of such guarantee or back-up undertakings.

(6) The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the gross proceeds to be received by the registrant shall be equal to the above amount to be registered. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000, or the equivalent thereof in foreign currencies or composite currencies.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 2, 2002


PROSPECTUS


                                  $500,000,000

                         DUKE ENERGY FIELD SERVICES, LLC

                                  SENIOR NOTES
                               SUBORDINATED NOTES
                    GUARANTEES OF TRUST PREFERRED SECURITIES


                                 ---------------


                              DEFS CAPITAL TRUST I

                           TRUST PREFERRED SECURITIES
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                         DUKE ENERGY FIELD SERVICES, LLC


                                 ---------------


         This prospectus contains summaries of the general terms of these securities. You will find the specific terms of any securities offered, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


              The date of this prospectus is __________ ___, 2002.

                                TABLE OF CONTENTS



About This Prospectus..........................................................1
Where You Can Find More Information............................................1
Cautionary Statement About Forward-Looking Statements..........................1
Our Company....................................................................3
DEFS Capital Trust I...........................................................5
Ratio of Earnings to Fixed Charges.............................................6
Use of Proceeds................................................................6
Description of The Senior Notes................................................6
Description of the Subordinated Notes.........................................16
Description of the Trust Preferred Securities.................................24
Description of the Guarantee..................................................25
Plan of Distribution..........................................................28
Experts.......................................................................29
Validity of the Securities....................................................29

                                 ---------------

         In this prospectus, references to "we," "us" and "our" mean Duke Energy Field Services, LLC and its subsidiaries other than DEFS Capital Trust I, unless the context clearly indicates otherwise, and references to the "Trust" mean DEFS Capital Trust I.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that Duke Energy Field Services, LLC and DEFS Capital Trust I filed with the Securities and Exchange Commission using the "shelf" registration process. Under this shelf registration process, we may issue the senior notes and junior subordinated notes and the Trust may issue the trust preferred securities in one or more offerings up to a total dollar amount of $500,000,000 (or its equivalent in foreign currencies).

         This prospectus omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with respect to us, the Trust and the securities we and the Trust are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statements or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed.

         This prospectus provides you with a general description of the securities that we and the trust may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering and the securities to be sold. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to comply with the informational requirements of the Securities Exchange Act of 1934, and, accordingly, we file annual, quarterly and special reports, and other information with the SEC (File No. 000-31095). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference:

         o the consolidated financial statements of Phillips Gas Company for the year ended December 31, 1999 included in our Form 10, as amended, initially filed with the SEC on July 20, 2000;

         o our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC on March 30, 2002; and

         o any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities being registered or until we terminate this registration statement.

         If you ask us by phone or in writing, we will give you a free copy of any or all of the information incorporated by reference (other than exhibits, unless they are specifically incorporated by reference). Please direct your request by mail to Duke Energy Field Services, LLC, Attention: Vice President, Treasurer, 370 17th Street, Suite 900, Denver, Colorado 80202 or by telephone at
(303) 595-3331.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "could," "project," "believe," "anticipate," "expect," "estimate," "potential," "plan," "forecast" and other similar words.

         All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

         These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks include, but are not limited to, the following:

         o our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations;

         o our use of derivative financial instruments to hedge commodity and interest rate risks;

         o the level of creditworthiness of counterparties to transactions;

         o changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment or the increased regulation of the gas gathering and processing industry;

         o the timing and extent of changes in commodity prices and demand for our services;

         o        weather and other natural phenomena;

         o industry changes, including the impact of consolidations, and changes in competition;

         o our ability to obtain required approvals for construction or modernization of gathering and processing facilities, and the timing of production from such facilities, which are dependent on the issuance by federal, state and municipal governments or agencies thereof, of building, environmental and other permits, the availability of specialized contractors and work force and prices of and demand for products; and

         o the effect of accounting policies issued periodically by accounting standard-setting bodies.

         In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus or in any prospectus supplement might not occur or might occur to a different extent or at a different time than described. Except as otherwise required by law, we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

                                   OUR COMPANY

         Duke Energy Field Services, LLC is a company formed in 1999 that holds the combined North American midstream natural gas gathering, processing, marketing and natural gas liquids ("NGL") businesses of Duke Energy Corporation ("Duke Energy") and Phillips Petroleum Company ("Phillips"). The transaction in which those businesses were combined is referred to in this prospectus as the "Combination." Our limited liability company agreement limits the scope of our business to the midstream natural gas industry in the United States and Canada, the marketing of NGLs in Mexico and the transportation, marketing and storage of other petroleum products, unless otherwise approved by our Board of Directors.

         The midstream natural gas industry is the link between the exploration and production of raw natural gas and the delivery of its components to end-use markets. We operate in the two principal business segments of the midstream natural gas industry:

         o natural gas gathering, processing, transportation, marketing and storage; and

         o        NGL fractionation, transportation, marketing and trading.

         We believe that we are one of the largest gatherers of raw natural gas, based on wellhead volume, in North America. We are the largest producer, and we believe that we are one of the largest marketers, of NGLs in North America. In 2001:

         o we handled an average of approximately 8.6 trillion British thermal units per day of raw natural gas;

         o we produced an average of approximately 397,000 barrels per day of NGLs; and

         o we marketed and traded an average of approximately 565,000 barrels per day of NGLs.

         We gather raw natural gas through gathering systems located in seven major natural gas producing regions: Permian Basin, Mid-Continent, East Texas -- Austin Chalk -- North Louisiana, Onshore Gulf of Mexico, Rocky Mountains, Offshore Gulf of Mexico and Western Canada. Our gathering systems consist of approximately 57,000 miles of gathering pipe, with approximately 40,000 active connections to producing wells.

         Our natural gas processing operations involve the separation of raw natural gas gathered both by our gathering system and by third party systems into NGLs and residue gas. We process the raw natural gas at our 64 owned and operated plants and at 12 third-party operated facilities in which we hold an equity interest.

         The NGLs separated from the raw natural gas by our processing operations are either sold and transported as NGL raw mix or further separated through a process known as fractionation into their individual components (ethane, propane, butanes and natural gasoline) and then sold as components. We fractionate NGL raw mix at our 12 owned and operated processing facilities and at two third-party operated fractionators in which we hold an equity interest.

         We sell NGLs to a variety of customers ranging from large, multi-national petrochemical and refining companies to small regional retail propane distributors. Substantially all of our NGL sales are made at market-based prices, including the approximately 40% of our NGL production that is committed to Phillips and Chevron Phillips Chemical Company LLC under an existing contract which expires December 31, 2014. In addition, we use trading and storage to manage our price risk and provide additional services to our customers.

         The residue gas that results from our processing is sold at market-based prices to marketers or end-users, including large industrial customers and natural gas and electric utilities serving individual consumers. We market residue gas through our wholly owned gas marketing company. We also store residue gas at our 9.0 billion cubic foot natural gas storage facility.

         On March 31, 2000, we combined the gas gathering, processing, marketing and NGLs businesses of Duke Energy and Phillips. In connection with the Combination, Duke Energy and Phillips transferred all of their respective interests in their subsidiaries that conducted their midstream natural gas business to us. Concurrent with the Combination, on March 31, 2000, we obtained by transfer from Duke Energy the general partner of TEPPCO Partners, L.P. ("TEPPCO"), a publicly traded limited partnership which owns and operates a network of pipelines and storage and terminal facilities for refined products, liquefied petroleum gases, liquefied natural gas, petrochemicals, natural gas gathering and crude oil. The general partner is responsible for the management and operations of TEPPCO. We believe that our ownership of the general partner of TEPPCO improves our business position in the transportation sector of the midstream natural gas industry and provides additional flexibility in pursuing our disciplined acquisition strategy by providing an alternative acquisition vehicle. It also provides us with an opportunity to sell appropriate assets currently held by our company to TEPPCO.

         Unless the context otherwise requires, descriptions of assets, operations and results in this prospectus give effect to the Combination and related transactions, the transfer to us of additional midstream natural gas assets acquired by Duke Energy or Phillips prior to the Combination and the transfer to us of the general partner of TEPPCO.

         Our principal executive offices are located at 370 17th Street, Suite 900, Denver, Colorado 80202, and our telephone number is (303) 595-3331.

                              DEFS CAPITAL TRUST I

         We formed DEFS Capital Trust I as a statutory business trust under Delaware law. The Trust's business is defined in a trust agreement executed by us, as depositor, and Chase Manhattan Bank USA, National Association. The trust agreement will be amended and restated when Trust Preferred Securities are issued under it. A form of the amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus is a part. We refer to the trust agreement, as so amended and restated, as the "Trust Agreement" in this prospectus.

         The Trust exists for the exclusive purposes of:

         o issuing and selling Trust Preferred Securities and Trust Common Securities;

         o using the proceeds from the sale of Trust Preferred Securities and Trust Common Securities to acquire from us Junior Subordinated Notes; and

         o engaging in only those other activities necessary, incidental, appropriate or convenient to these purposes.

         The Trust Preferred Securities and the Trust Common Securities represent undivided beneficial interests in the assets of the Trust. The Trust Preferred Securities and the Trust Common Securities together are sometimes called the "Trust Securities" in this prospectus.

         We will, directly or indirectly, acquire all of the Trust Common Securities, which will have an aggregate liquidation amount equal to at least 3 percent of the total capital of the Trust.

         The trustees of the Trust will conduct the Trust's business and affairs. Unless otherwise indicated in the applicable prospectus supplement, at the time of the issuance of Trust Preferred Securities, the initial trustees of the Trust will consist of:

         o        two of our officers, as Administrative Trustees;

         o        JPMorgan Chase Bank as Property Trustee; and

         o        Chase Manhattan Bank USA, National Association as Delaware
                  Trustee.

We, as the holder of the Trust Common Securities, or, if an event of default under the Subordinated Indenture has occurred and is continuing, the holders of not less than a majority in liquidation amount of the Trust Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees. Such voting rights will be vested exclusively in us as the holder of the Trust Common Securities. The Trust will have no assets other than the Junior Subordinated Notes. The Trust will have no revenue other than payments under the Junior Subordinated Notes. We will pay all expenses of the Trust.

         The rights of the holders of the Trust Preferred Securities are set forth in the Trust Agreement and the Delaware Business Trust Act. The term of the Trust and other information regarding the Trust will be provided in the applicable prospectus supplement relating to the Trust Preferred Securities.

         No separate financial statements of the Trust are included in this prospectus. We consider that such statements would not be material to holders of the Trust Preferred Securities because the Trust has no independent operations and the sole purpose of the Trust is investing the proceeds of the sale of its Trust Securities in our Junior Subordinated Notes. We do not expect that the Trust will file annual, quarterly or special reports with the SEC.

         The principal executive offices of the Trust will be c/o Duke Energy Field Services, LLC, 370 17th Street, Suite 900, Denver, Colorado 80202, telephone (303) 595-3331.

         The Trust will be treated as our subsidiary for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of the Trust. The Trust Preferred Securities, along with any other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, entitled "Guaranteed Preferred Beneficial Interests in Subordinated Notes on Duke Energy Field Services, LLC or Subsidiaries." We will record distributions that the Trust pays on the Trust Preferred Securities as an expense in our consolidated statement of income.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. From a financial reporting perspective, we are the successor to Duke Energy's North American midstream natural gas business. The subsidiaries of Duke Energy that conducted this business were contributed to us in March 2000 immediately prior to the combination of these subsidiaries with the North American midstream natural gas business of Phillips Petroleum Company. For periods prior to the Combination, Duke Energy Field Services, LLC and these former subsidiaries of Duke Energy collectively are referred to as the "Predecessor Company."

                                                         PREDECESSOR COMPANY                        COMPANY
                                               ----------------------------------------    --------------------------
                                                  1997          1998           1999          2000(1)         2001
                                               -----------    ----------    -----------    -----------    -----------
Ratio of Earnings to Fixed Charges.........       2.52          1.07           2.33           3.46           3.24


For purposes of calculating the ratios of earnings to fixed charges: (1) "earnings" means income before extraordinary charges plus income taxes and fixed charges, and (2) "fixed charges" include interest on indebtedness, amortization of deferred financing costs, and that portion of lease expense that is deemed to be representative of an interest factor. The ratio includes amounts from our company, all of our majority-owned subsidiaries and our proportionate share of distributed amounts from 50% owned investments accounted for using the equity method.

--------------

(1) Includes the results of operations of Phillips' gas gathering, processing, marketing and NGL business for the nine months ended December 31, 2000. Phillips' gas gathering, processing, marketing and NGL business was acquired by the Predecessor Company on March 31, 2000.

                                 USE OF PROCEEDS

         Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of our Senior Notes or Junior Subordinated Notes offered by this prospectus and any prospectus supplement for general corporate purposes, which may include repayment of indebtedness, capital expenditures, future acquisitions, advances to subsidiaries and additions to our working capital. If we do not use the net proceeds immediately, we may temporarily invest them in short-term interest-bearing obligations or deposit them with banks.

         The proceeds from the sale of Trust Preferred Securities will be invested in Junior Subordinated Notes issued by us. Except as we may otherwise describe in the related prospectus supplement, we expect to use the net proceeds from the sale of such Junior Subordinated Notes to the Trust for the purposes described above.

                         DESCRIPTION OF THE SENIOR NOTES

         Any senior notes issued using this prospectus ("Senior Notes") will be our direct unsecured general obligations. The Senior Notes will be senior debt securities.

         The Senior Notes will be issued under an Indenture between us and JPMorgan Chase Bank (the "Senior Indenture Trustee") dated as of August 16, 2000, as amended and supplemented from time to time (the "Senior Indenture").

         The Senior Notes may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

         We have summarized selected provisions of the Senior Indenture below. The summary is not complete and contains only a general description of the Senior Notes. Any of the following terms may be changed, as set forth in the applicable prospectus supplement. The form of the Senior Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the Senior Indenture for provisions that may be important to you. A definitive supplemental indenture will be filed with the SEC when we issue Senior

Notes. The Senior Indenture has been qualified under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Senior Notes. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of the Senior Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Senior Indenture.

GENERAL

         The Senior Indenture does not limit the amount of Senior Notes that we may issue under it. We may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance. We may specify a maximum aggregate principal amount for the Senior Notes of any series. We will determine the terms and conditions of each series of the Senior Notes, including the maturity, principal and interest of such series. Senior Notes need not be issued at the same time, bear interest at the same rate or mature on the same date.

         Each series of Senior Notes will rank equally with every other series of Senior Notes and with all of our other unsecured and unsubordinated debt.

         The Senior Indenture does not protect the holders of Senior Notes if we engage in a highly leveraged transaction.

PROVISIONS APPLICABLE TO PARTICULAR SERIES

         A prospectus supplement relating to any series of Senior Notes being offered will include specific terms related to the offering, including the price or prices at which the Senior Notes to be offered will be issued. These terms will include some or all of the following:

         o        the title of the Senior Notes;

         o        the total principal amount of the Senior Notes;

         o the date or dates on which the principal of the Senior Notes will be payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

         o the interest rate or rates of the Senior Notes, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

         o any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

         o whether we may extend the interest payment periods and, if so, the terms of the extension;

         o        the places where payments on the Senior Notes will be payable;

         o whether we have the option to redeem the Senior Notes and, if so, the terms of our redemption option;

         o any obligation we have to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

         o        whether the Senior Notes are defeasible;

         o        the currency in which payments will be made if other than U.S.
                  dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

         o if payments may be made, at our election or at the holder's election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

         o the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

         o whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

         o any index or formula used for determining principal, premium or interest;

         o if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

         o any addition to or change in the events of default in the Senior Indenture;

         o        any addition to or change in the covenants in the Senior
                  Indenture; and

         o any other terms of the Senior Notes not inconsistent with the provisions of the Senior Indenture.

         Unless we state otherwise in the prospectus supplement, we will issue the Senior Notes only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. We may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Senior Indenture and the limitations applicable to global securities, Senior Notes may be transferred or exchanged at the corporate trust office of the Senior Indenture Trustee or at any other office or agency maintained by us for such purpose.

         The Senior Notes of each series will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless we state otherwise in the prospectus supplement.

         We may offer and sell Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special U.S. federal income tax or other considerations, if any, applicable to any Senior Notes that are denominated in a currency other than U.S. dollars.

RANKING

         Each series of Senior Notes will be unsecured senior obligations and will rank equally with every other series of Senior Notes and with all of our other unsecured and unsubordinated debt. The Senior Notes will, however, be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the assets securing that indebtedness and to the indebtedness and liabilities of our subsidiaries. Except as provided in the Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Notes to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Notes or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

GLOBAL SECURITIES

         We may issue some or all of the Senior Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with, or on behalf of, a securities depositary identified in the applicable prospectus supplement. Each global certificate will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

         As long as the securities depositary or its nominee is the registered holder of a global security representing Senior Notes, that person will be considered the sole owner and holder of the global security and the Senior Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

         o may not have the global security or any Senior Notes it represents registered in their names;

         o may not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange for the global security; and

         o will not be considered the owners or holders of the global security or any Senior Notes it represents for any purposes under the Senior Notes or the Senior Indenture.

         We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

         Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Senior Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Senior Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

         o the securities depositary, with respect to participants' interests; and

         o any participant, with respect to interests the participant holds on behalf of other persons.

         Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Senior Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

         o        our company;

         o        the Senior Indenture Trustee under the Senior Indenture; or

         o        an agent of either our company or the Senior Indenture
                  Trustee.

REDEMPTION

         Any provisions relating to the redemption of Senior Notes will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem Senior Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless we state otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Senior Indenture Trustee or the paying agent receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the Senior Indenture Trustee or the paying agent does not receive those funds, the redemption notice will not apply, and we will not be required to redeem those Senior Notes.

         We will not be required to:

         o issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption; or

         o register the transfer of, or exchange any Senior Note of that series selected for redemption except the unredeemed portion of a Senior Note being partially redeemed.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

         The Senior Indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our properties and assets to, another corporation or other entity. Any successor must, however, assume our obligations under the Senior Indenture and the Senior Notes, and we must deliver to the Senior Indenture Trustee a statement by certain of our officers and an opinion of counsel that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for us under the Senior Indenture, and we will be relieved of our obligations under the Senior Indenture and the Senior Notes.

EVENTS OF DEFAULT

         The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless we state otherwise in the applicable prospectus supplement:

         o failure to pay principal of or any premium on any Senior Note of that series when due;

         o failure to pay when due any interest on any Senior Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of Senior Notes that permit such deferrals;

         o failure to make any sinking fund payment when required for any Senior Note of that series that continues for 60 days;

         o failure to perform any covenant in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series give us written notice of the default; and

         o certain events of bankruptcy, insolvency or reorganization affecting us.

         In the case of the fourth event of default listed above, the Senior Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the Senior Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

         We may establish additional events of default for a particular series of Senior Notes. If established, any such events of default will be described in the applicable prospectus supplement.

         If an event of default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

         o we have paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Senior Indenture Trustee; and

         o all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

         The Senior Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the Senior Indenture Trustee security or indemnity against the costs, expenses and liabilities that it might incur as a result. The holders of a majority in principal amount of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or the exercise of any power of the Senior Indenture Trustee with respect to those Senior Notes. The Senior Indenture Trustee must give the holders notice of any default. However, the Senior Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Senior Indenture Trustee in good faith considers it in the interest of the holders to do so.

         The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

         If certain payments on a series of Senior Notes are insured by a financial guaranty insurance policy or other policy, terms other than those that are described in the preceding three paragraphs may apply to that series.

         We will be required to furnish each year to the Senior Indenture Trustee a statement by certain of our officers to the effect that we are not in default under the Senior Indenture, or if there has been a default, specifying the default and its status.

PAYMENTS; PAYING AGENT

         The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. The paying agent will pay interest on Senior Notes issued as global securities by wire transfer to the holder of those global securities. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay interest on Senior Notes that are not in global form at its office or, at our option:

         o by wire transfer to an account at a banking institution in the United States that is designated in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

         o by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

         Unless we state otherwise in the applicable prospectus supplement, the Senior Indenture Trustee will act as paying agent for that series of Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

         Any money that we have paid to a paying agent for principal or interest on any Senior Notes that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments.

NEGATIVE PLEDGE

         While any of the Senior Notes remain outstanding, we will not, and will not permit any Principal Subsidiary (as defined below) to, create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any Principal Property (as defined below) of ours or of a Principal Subsidiary, or upon any shares of stock of any Principal Subsidiary, whether such Principal Property is, or shares of stock are, owned on or acquired after the date of the Senior Indenture, to secure any of our indebtedness for borrowed money, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

         The foregoing restriction does not apply with respect to, among other things:

         o purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that we or any Principal Subsidiary acquired after the date of the Senior Indenture; mortgages, liens, pledges, security interests or other encumbrances existing on any property or shares of stock at the time we or any Principal Subsidiary acquired it or them, including those which exist on any property or shares of stock of an entity with which we or any Principal Subsidiary are consolidated or merged or which transfers or leases all or substantially all of its properties to us or any Principal Subsidiary; or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property that we or any Principal Subsidiary acquired after the date of the Senior Indenture; provided, however, that no such mortgage, lien, pledge, security interest or other encumbrance shall extend to or cover any other property that we or any Principal Subsidiary owns;

         o mortgages, liens, pledges, security interests or other encumbrances upon any of our property or the property of any Principal Subsidiary or shares of stock of any Principal Subsidiary that existed on the date of the initial issuance of Senior Notes or upon the property or shares of stock of any corporation existing at the time that entity became a Principal Subsidiary;

         o pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which we are, or any Principal Subsidiary is, a party;

         o liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

         o liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

         o mortgages, liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of our or any Principal Subsidiary's indebtedness, including the Senior Notes;

         o mortgages, liens, pledges, security interests or other encumbrances in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type;

         o indebtedness which may be issued by us or any of our Principal Subsidiaries in connection with our consolidation or merger or the consolidation or merger of any of our Principal Subsidiaries with or into any other entity in exchange for or otherwise in substitution for secured indebtedness of that entity ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits secured indebtedness from being incurred by that entity, unless the Third Party Debt is secured equally and ratably with such secured indebtedness, or (3) prohibits secured indebtedness from being incurred by that entity;

         o indebtedness of any entity which we or any Principal Subsidiary are required to assume in connection with a consolidation or merger of that entity, with respect to which any of our or any Principal Subsidiary's property is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

         o mortgages, liens, pledges, security interests or other encumbrances on property held or used by us or any Principal Subsidiary in connection with the gathering, processing, transportation or marketing of natural gas, oil or other minerals;

         o mortgages, liens, pledges, security interests or other encumbrances in favor of us, one or more Principal Subsidiaries, one or more wholly owned Subsidiaries (as defined below) or any of the foregoing in combination;

         o mortgages, liens, pledges, security interests or other encumbrances upon any property acquired, constructed, developed or improved by us or any Principal Subsidiary after the date of the Senior Indenture which are created before, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later) to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that we or any Principal Subsidiary own other than real property that is unimproved until that time; and

         o the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, we or any Principal Subsidiary may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without us equally and ratably securing the Senior Notes, if immediately after that creation or assumption, our principal amount of indebtedness for borrowed money that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of our Consolidated Adjusted Net Assets as shown on our consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

         For purposes of the preceding paragraphs, the following terms have these meanings: "Principal Property" means any natural gas pipeline, natural gas gathering system, natural gas storage facility, natural gas processing plant or other plant or facility located in the United States that in the opinion of our Board of Directors or our management is of material importance to our business and the business of our consolidated subsidiaries taken as a whole; "Principal Subsidiary" means any of our Subsidiaries that owns a Principal Property; and "Subsidiary" means, as to any entity, an entity of which more than 50% of the outstanding capital stock having ordinary voting power (other than capital stock having such power only by reason of contingency) is at the time owned, directly or indirectly, through one or more intermediaries, or both, by such entity.

LIMITATION ON SALES AND LEASEBACKS

         Neither we nor any Principal Subsidiary may enter into any Sale and Leaseback Transaction unless:

         o we or that Principal Subsidiary would be entitled to incur indebtedness in a principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, secured by a mortgage, lien, pledge, security interest or other encumbrance on the property subject to such Sale and Leaseback Transaction without equally and ratably securing the Senior Notes pursuant to the covenant described above under "Negative Pledge";

         o after the date on which the Senior Notes are originally issued and within a period beginning 12 months prior to the consummation of such Sale and Leaseback Transaction and ending 16 months after the consummation of such Sale and Leaseback Transaction, we or any Subsidiary shall have expended for property used or to be used in our business or the business our Subsidiaries an amount equal to all or a portion of the net proceeds from such Sale and Leaseback Transaction and we shall have elected to designate such amount as a credit against such Sale and Leaseback Transaction (with any amount not being so designated to be applied as set forth in the following bullet point);

         o during the 12-month period after the effective date of such Sale and Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of Senior Notes or any other indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale and Leaseback Transaction and the fair value, as determined by our Board of Directors, of such property at the time such Sale and Leaseback Transaction was entered into (in either case adjusted to reflect the remaining term of the lease and any amount we expend as set forth in the preceding bullet point), less an amount equal to the principal amount of such Senior Notes or other indebtedness voluntarily defeased or retired within such 12-month period and not designated as a credit against any other Sale and Leaseback Transaction that we or any of our Subsidiaries enter into during such period; or

         o such Sale and Leaseback Transaction is with one of our Affiliates.

This restriction will not apply to certain Sale and Leaseback Transactions between us and a Principal Subsidiary or between Principal Subsidiaries.

         For purposes of the preceding paragraph, the following terms have these meanings: "Sale and Leaseback Transaction" means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing for a term of greater than three years of any property or asset which has been or is being sold or transferred more than 18 months after its acquisition or the completion of construction or beginning of operation thereof to such lender or investor or to any entity to whom funds have been or are to be advanced by such lender or investor on the security of the property or asset; "Affiliate" of a specified person or entity means any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity; "Attributable Debt" means the total net amount of rent (discounted at the rate per year indicated in the Senior Indenture) required to be paid during the remaining term of any lease; and "Consolidated Adjusted Net Assets" means the total amount of assets after deducting:

         o all current liabilities (excluding any which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed); and

         o        total prepaid expenses and deferred charges.

MODIFICATION AND WAIVER

         We may modify the Senior Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes of all series affected by the modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

         o change the maturity date of the principal of , or any installment of principal of or interest on that Senior Note;

         o reduce the principal amount, the interest rate or any premium payable upon redemption of that Senior Note;

         o reduce the amount of principal due and payable upon acceleration of maturity;

         o change the currency of payment of principal, premium or interest on that Senior Note;

         o impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

         o reduce the percentage in principal amount of Senior Notes of any series required to amend or modify the Senior Indenture, waive compliance with certain restrictive provisions of the Senior Indenture or waive certain defaults; or

         o with certain exceptions, modify the provisions of the Senior Indenture governing amendments of the Senior Indenture or governing waiver of covenants or past defaults.

         In addition, we may supplement the Senior Indenture to create new series of Senior Notes and for certain other purposes, including to correct any ambiguous, defective or inconsistent provisions of the Senior Indenture, without the consent of any holders of Senior Notes.

         The holders of a majority in principal amount of the outstanding Senior Notes of any series may waive, for that series, our compliance with certain restrictive provisions of the Senior Indenture, including the covenants described under "Negative Pledge" and "Limitation on Sales and Leasebacks." The holders of a majority in principal amount of the outstanding Senior Notes of all series with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding Senior Note of the series affected.

         If certain payments on a series of Senior Notes are insured by a financial guaranty insurance policy or other policy, terms other than those that are described in the preceding paragraph may apply to that series.

DEFEASANCE AND COVENANT DEFEASANCE

         The Senior Indenture provides that we may be:

         o discharged from our obligations, with certain limited exceptions, with respect to any series of Senior Notes, as described in the Senior Indenture, such a discharge being called a "defeasance" in this prospectus; and

         o released from our obligations under the covenants described in "Negative Pledge" and "Limitations on Sales and Leasebacks" and any restrictive covenants that may be especially established with respect to any series of Senior Notes, such a release being called a "covenant defeasance" in this prospectus.

         We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money or government obligations that through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

         Following a defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. A defeasance may occur after a covenant defeasance.

         Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. We urge investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

         Under current United States federal income tax laws, unless accompanied by other changes in the terms of the Senior Notes, a covenant defeasance should not be treated as a taxable exchange.

SATISFACTION AND DISCHARGE

         The Senior Indenture provides that when, among other things, all Senior Notes not previously cancelled or delivered to the Senior Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the Senior Indenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay on the stated maturity date or upon redemption of all the Senior Notes not previously delivered to the Senior Indenture Trustee for cancellation, the principal (and premium, if any) and interest due or to become due on the stated maturity date, or the redemption date, as the case may be, then the Senior Indenture will cease to be of further effect (with limited exceptions).

CONCERNING THE SENIOR INDENTURE TRUSTEE

         JPMorgan Chase Bank is the Senior Indenture Trustee and is also the Subordinated Indenture Trustee. We and certain of our affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Field Services, LLC and of certain of our affiliates are outstanding.

         The Senior Indenture Trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, the Senior Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

NOTICE

         Notice to holders of Senior Notes will be given by mail to such holders as they may appear in the security register.

TITLE

         We, the Senior Indenture Trustee and any agent of our company or of the Senior Indenture Trustee may treat the person in whose name a Senior Note is registered as the absolute owner of the Senior Note, whether or not such Senior Note may be overdue, for the purpose of making payment and for all other purposes.

GOVERNING LAW

         The Senior Indenture and the Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York.

                      DESCRIPTION OF THE SUBORDINATED NOTES

         Any subordinated notes issued using this prospectus ("Subordinated Notes") will be our direct unsecured general obligations. The Subordinated Notes will be junior in right of payment to our "Senior Indebtedness." Subordinated Notes that we issue to the Trust ("Junior Subordinated Notes") may also be junior in right of payment to any other Subordinated Notes that we issue (other than any Subordinated Notes issued in connection with the issuance of trust preferred securities). You will find a description of the subordination provisions of the Subordinated Notes, including a description of our Senior Indebtedness, under "Subordination."

         The Subordinated Notes will be issued under an Indenture between us and JPMorgan Chase Bank (the "Subordinated Indenture Trustee"), as supplemented from time to time (the "Subordinated Indenture").

         The Subordinated Notes may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

         The Subordinated Indenture is an exhibit to the registration statement of which this prospectus is a part.

         We have summarized selected provisions of the Subordinated Indenture below. The summary is not complete and contains only a general description of the Subordinated Notes. Any of the following terms may be changed, as set forth in the applicable prospectus supplement. The form of the Subordinated Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the Subordinated Indenture for provisions that may be important to you. A definitive supplemental indenture will be filed with the SEC when we issue Subordinated Notes. The Subordinated Indenture will be qualified under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Subordinated Notes. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of the

Subordinated Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Subordinated Indenture.

GENERAL

         The Subordinated Indenture does not limit the amount of Subordinated Notes, including Junior Subordinated Notes, that we may issue under it. We may issue Subordinated Notes, including Junior Subordinated Notes, from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance. We will determine the terms and conditions of each series of the Subordinated Notes, including the maturity, principal and interest, any or all of which may vary by series. Subordinated Notes need not be issued at the same time, bear interest at the same rate or mature on the same date.

         The Trust will invest the proceeds obtained from any issuance of its Trust Preferred Securities, together with the consideration paid by us for its Trust Common Securities, in Junior Subordinated Notes issued by us. Such Junior Subordinated Notes will bear interest at the same rate as the distribution rate of the Trust Preferred Securities specified in the applicable prospectus supplement, and interest on such Junior Subordinated Notes and the Trust Preferred Securities will accrue from the same date. It is anticipated that, until the liquidation, if any, of the Trust, each such Junior Subordinated Note will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities.

         The Subordinated Indenture does not protect the holders of Subordinated Notes if we engage in a highly leveraged transaction.

PROVISIONS APPLICABLE TO PARTICULAR SERIES

         The prospectus supplement for a particular series of Subordinated Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Subordinated Notes to be offered will be issued. Those terms may include some or all of the following:

         o        the title of the series;

         o the total principal amount of the Subordinated Notes of the series;

         o the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

         o the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

         o any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

         o whether we may extend the interest payment periods and, if so, the terms of the extension;

         o        the place or places where payments will be made;

         o whether we have the option to redeem the Subordinated Notes and, if so, the terms of its redemption option;

         o any obligation that we have to redeem the Subordinated Notes through a sinking fund or to purchase the Subordinated Notes through a purchase fund or at the option of the holder;

         o whether the provisions described under "Defeasance and Covenant Defeasance" will not apply to the Subordinated Notes;

         o        the currency in which payments will be made if other than U.S.
                  dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

         o if payments may be made, at our election or at the holder's election, in a currency other than that in which the Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

         o the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

         o whether the Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

         o any changes in the events of default or covenants with respect to the Subordinated Notes;

         o any index or formula used for determining principal, premium or interest;

         o if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

         o the subordination of the Subordinated Notes to any of our other indebtedness, including other series of Subordinated Notes; and

         o        any other terms.

         The interest rate and interest and other payment dates of Junior Subordinated Notes issued to the Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Trust Preferred Securities.

         Unless we state otherwise in the applicable prospectus supplement, we will issue the Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Subordinated Notes. We may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities, transfers and exchanges of the Subordinated Notes may be made at JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001 or at any other office maintained by us for such purpose.

         The Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless we states otherwise in the applicable prospectus supplement.

         We may offer and sell the Subordinated Notes, including original issue discount Subordinated Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Subordinated Notes that are denominated in a currency other than U.S. dollars.

SUBORDINATION

         Each series of Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness (as defined below). If:

         o we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

         o a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

         o the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first bullet point above, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third bullet points above, of all amounts due on the Senior Indebtedness, or we will make provision for those payments, before the holders of any Subordinated Notes have the right to receive any payments of principal or interest on their Subordinated Notes.

         "Senior Indebtedness" means, with respect to any series of Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

         o all of our indebtedness that is evidenced by notes, debentures, bonds or other securities we sell for money or other obligations for money borrowed;

         o all indebtedness of others of the kinds described in the preceding category which we have assumed or guaranteed or which we have in effect guaranteed through an agreement to purchase, contingent or otherwise; and

         o all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

         Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is junior to or equal in right of payment with the Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

         Subordinated Notes that are not Junior Subordinated Notes may rank senior to the Junior Subordinated Notes and would constitute Senior Indebtedness with respect to the Junior Subordinated Notes.

         The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue. As of March 31, 2002, our Senior Indebtedness totaled approximately $2.5 billion.

GLOBAL SECURITIES

         We may issue some or all of the Subordinated Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

         As long as the securities depositary or its nominee is the registered holder of a global security representing Subordinated Notes, that person will be considered the sole owner and holder of the global security and the Subordinated Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

         o may not have the global security or any Subordinated Notes it represents registered in their names;

         o may not receive or be entitled to receive physical delivery of certificated Subordinated Notes in exchange for the global security; and

         o will not be considered the owners or holders of the global security or any Subordinated Notes it represents for any purposes under the Subordinated Notes or the Subordinated Indenture.

         We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

         Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Subordinated Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Subordinated Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

         o the securities depositary, with respect to participants' interests; and

         o any participant, with respect to interests the participant holds on behalf of other persons.

         Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Subordinated Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

         o        our company;

         o        the Subordinated Indenture Trustee under the Subordinated
                  Indenture;

         o the Trust (if Junior Subordinated Notes are issued to the Trust); or

         o        any agent of any of them.

REDEMPTION

         Any provisions relating to the redemption of Subordinated Notes will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem Subordinated Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless we state otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Subordinated Indenture Trustee or the paying agent receiving sufficient funds to pay the principal, premium and interest on those Subordinated Notes on the date fixed for redemption and that if the Subordinated Indenture Trustee or the paying agent does not receive those funds, the redemption notice will not apply, and we will not be required to redeem those Subordinated Notes.

         We will not be required to:

         o issue, register the transfer of, or exchange any Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Subordinated Notes of that series that have been selected for redemption; or

         o register the transfer of or exchange any Subordinated Note of that series selected for redemption except the unredeemed portion of a Subordinated Note being partially redeemed.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

         The Subordinated Indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our properties and assets to, another corporation or other entity. Any successor must, however, assume our obligations under the Subordinated Indenture and the Subordinated Notes, and we must deliver to the Subordinated Indenture Trustee a statement by certain of our officers and an opinion of counsel that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for us under the Subordinated Indenture, and we will be relieved of our obligations under the Subordinated Indenture and any Subordinated Notes.

EVENTS OF DEFAULT

         The following are events of default under the Subordinated Indenture with respect to any series of Subordinated Notes, unless we state otherwise in the applicable prospectus supplement:

         o failure to pay principal of or any premium on any Subordinated Note of that series when due;

         o failure to pay when due any interest on any Subordinated Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of Subordinated Notes that permit such deferrals;

         o failure to make any sinking fund payment when required for any Subordinated Note of that series that continues for 60 days;

         o failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Subordinated Indenture Trustee or the holders of at least 33% of the outstanding Subordinated Notes of that series give us written notice of the default; and

         o certain bankruptcy, insolvency or reorganization events with respect to us.

         In the case of the fourth event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Subordinated Notes of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

         We may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

         If an event of default with respect to Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Subordinated Notes of that series may declare the principal amount of all Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

         o we have paid or deposited with the Subordinated Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Subordinated Indenture Trustee; and

         o all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

         In the case of Junior Subordinated Notes issued to the Trust, a holder of Trust Preferred Securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the Property Trustee of the Trust or any other person or entity, for enforcement of payment to that holder of principal or interest on an equivalent amount of Junior Subordinated Notes of the related series on or after the due dates specified in those Junior Subordinated Notes.

         The Subordinated Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Subordinated Notes unless those holders have offered the Subordinated Indenture Trustee security or indemnity against the costs, expenses and liabilities that it might incur as a result. The holders of a majority in principal amount of the outstanding Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or the exercise of any power of the Subordinated Indenture Trustee with respect to those Subordinated Notes. The Subordinated Indenture Trustee must give the holders notice of any default. However, the Subordinated Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Subordinated Indenture Trustee in good faith considers it in the interest of the holders to do so.

         The holder of any Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Subordinated Note on its maturity date or redemption date and to enforce those payments.

         We are required to furnish each year to the Subordinated Indenture Trustee a statement by certain of our officers to the effect that we are not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

PAYMENTS; PAYING AGENT

         The paying agent will pay the principal of any Subordinated Notes only if those Subordinated Notes are surrendered to it. The paying agent will pay interest on Subordinated Notes issued as global securities by wire transfer to the holder of those global securities. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay interest on Subordinated Notes that are not in global form at its office or, at our option:

         o by wire transfer to an account at a banking institution in the United States that is designated in writing to the Subordinated Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

         o by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Subordinated Notes.

         Unless we state otherwise in the applicable prospectus supplement, the Subordinated Indenture Trustee will act as paying agent for that series of Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

         Any money that we have paid to a paying agent for principal or interest on any Subordinated Notes that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments.

MODIFICATION AND WAIVER

         We may modify the Subordinated Indenture with the consent of the holders of a majority in principal amount of the outstanding Subordinated Notes of all series that are affected by the modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

         o change the maturity date of the principal or any installment of principal or interest on that Subordinated Note (except in connection with an exercise of deferral rights);

         o reduce the principal amount, the interest rate or any premium payable upon redemption on that Subordinated Note;

         o reduce the amount of principal due and payable upon acceleration of maturity;

         o change the currency of payment of principal, premium or interest on that Subordinated Note;

         o impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

         o reduce the percentage in principal amount of Subordinated Notes of any series required to modify the Subordinated Indenture, waive compliance with certain restrictive provisions of the Subordinated Indenture or waive certain defaults; or

         o with certain exceptions, modify the provisions of the Subordinated Indenture governing modifications of the Subordinated Indenture or governing waiver of covenants or past defaults.

         In addition, we may supplement the Subordinated Indenture to create new series of Subordinated Notes and for certain other purposes, including to correct any ambiguous, defective or inconsistent provisions of the Subordinated Indenture, without the consent of any holders of Subordinated Notes.

         The holders of a majority in principal amount of the outstanding Subordinated Notes of any series may waive, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture. The holders of a majority in principal amount of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

         We may not amend the Subordinated Indenture to change the subordination of any outstanding Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

DEFEASANCE AND COVENANT DEFEASANCE

         The Subordinated Indenture provides that we may be:

         o discharged from our obligations, with certain limited exceptions, with respect to any series of Subordinated Notes, as described in the Subordinated Indenture, such a discharge being called a "defeasance" in this prospectus; and

         o released from our obligations under certain restrictive covenants especially established with respect to a series of Subordinated Notes, as described in the Subordinated Indenture, such a release being called a "covenant defeasance" in this prospectus.

         We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Subordinated Notes on the maturity dates of those payments or upon redemption.

         Following a defeasance, payment of the Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture. A defeasance may occur after a covenant defeasance.

         Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Subordinated Notes in which holders of those Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. We urge investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

         Under current United States federal income tax laws, unless accompanied by other changes in the terms of the Subordinated Notes, a covenant defeasance should not be treated as a taxable exchange.

         Junior Subordinated Notes issued to the Trust will not be subject to covenant defeasance.

SATISFACTION AND DISCHARGE

         The Subordinated Indenture provides that when, among other things, all Subordinated Notes not previously cancelled or delivered to the Subordinated Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the Subordinated Indenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay on the stated maturity date or upon redemption of all the Subordinated Notes not previously delivered to the Subordinated Indenture Trustee for cancellation, the principal (and premium, if any) and interest due or to become due on the stated maturity date, or the redemption date, as the case may be, then the Subordinated Indenture will cease to be of further effect (with limited exceptions).

CONCERNING THE SUBORDINATED INDENTURE TRUSTEE

         JPMorgan Chase Bank is the Subordinated Indenture Trustee and is also the Senior Indenture Trustee. We and certain of our affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Field Services, LLC and of certain of our affiliates are outstanding.

         The Subordinated Indenture Trustee will perform only those duties that are specifically set forth in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Subordinated Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

NOTICE

         Notice to holders of Subordinated Notes will be given by mail to such holders as they may appear in the security register.

TITLE

         We, the Subordinated Trustee and any agent of our company or of the Subordinated Trustee may treat the person in whose name a Subordinated Note is registered as the absolute owner of the Subordinated Note, whether or not such Subordinated Note may be overdue, for the purpose of making payment and for all other purposes.

GOVERNING LAW

         The Subordinated Indenture and the Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

         The Trust may issue Trust Preferred Securities and Trust Common Securities, which we refer to collectively as the "Trust Securities," under the terms of the Trust Agreement. The Trust Preferred Securities will represent undivided beneficial interests in the assets of the Trust. We will own all of the Trust Common Securities.

         The Trust may issue only one series of Trust Preferred Securities. The Trust Agreement will authorize the Administrative Trustees to issue the Trust Preferred Securities on behalf of the Trust. The form of Trust Agreement is an exhibit to the registration statement of which this prospectus is a part, and you should read the Trust Agreement for provisions that may be important to you. A definitive Trust Agreement will be filed with the SEC when the Trust issues Trust Preferred Securities. The Trust Agreement will be qualified under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Trust Preferred Securities.

         The prospectus supplement for the series of Trust Preferred Securities being offered will disclose the specific terms related to the offering, including the price or prices at which the Trust Preferred Securities to be offered will be issued. Those terms will include some or all of the following:

         o        the title of the series;

         o        the number of Trust Preferred Securities of the series;

         o the yearly distribution rate, or the method of determining that rate, and the date or dates on which distributions will be payable;

         o the date or dates, or method of determining the date or dates, from which distributions will be cumulative;

         o the amount that will be paid out of the assets of the Trust to the holders of the Trust Preferred Securities upon the voluntary or involuntary dissolution, winding-up or termination of the Trust;

         o any right or obligation that the Trust has to purchase or redeem the Trust Preferred Securities, and the price at which, the period within which, and the terms and conditions upon which the Trust will purchase or redeem them;

         o any voting rights of the Trust Preferred Securities that are in addition to those legally required, including any right that the holders of the Trust Preferred Securities have to approve certain actions under or amendments to the Trust Agreement;

         o any right that the Trust has to defer distributions on the Trust Preferred Securities in the event that we extend the interest payment period on the related Junior Subordinated Notes; and

         o any other rights, preferences, privileges, limitations or restrictions upon the Trust Preferred Securities.

         We will guarantee the payment of distributions on, the redemption price of and the liquidation amount of the Trust Preferred Securities, as applicable, to the extent described below under the caption "Description of the Guarantee." However, the Guarantee will not guarantee payment of distributions or amounts payable on redemption of the Trust Preferred Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. In such event, a remedy of a holder of Trust Preferred Securities is to direct the Property Trustee to enforce its rights under the Junior Subordinated Notes. In addition, a holder of the Trust Preferred Securities may institute a legal proceeding directly against us for enforcement of payment to such holder of principal of, premium, if any, or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the due date specified in the Junior Subordinated Notes.

         The applicable prospectus supplement will describe any material United States federal income tax considerations that apply to the Trust Preferred Securities.

                          DESCRIPTION OF THE GUARANTEE

         We will execute a guarantee (the "Guarantee") for the benefit of the holders from time to time of the Trust Preferred Securities. JPMorgan Chase Bank will act as Guarantee Trustee under the Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

         The following description of the Guarantee is only a summary and is not intended to be comprehensive. The form of Guarantee is an exhibit to the registration statement of which this prospectus is a part, and you should read the Guarantee for provisions that may be important to you. A definitive Guarantee will be filed with the SEC when the Trust issues Trust Preferred Securities. The Guarantee will be qualified under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Guarantee. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of the Guarantee, such sections or defined terms are incorporated by reference herein or therein, as applicable.

GENERAL

         We will irrevocably and unconditionally agree under the Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in the Guarantee, to the holders of the Trust Preferred Securities, to the extent that the Guarantee Payments are not paid by or on behalf of the Trust. We are required to pay the Guarantee Payments to the extent specified in the Guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

         The following payments and distributions on the Trust Preferred Securities are Guarantee Payments:

         o any accrued and unpaid distributions required to be paid on the Trust Preferred Securities, but only to the extent that the Trust has funds legally and immediately available for those distributions;

         o the redemption price for any Trust Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

         o upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities or the redemption of all the Trust Preferred Securities, the lesser of:

                  o the sum of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

                  o the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust.

         We may satisfy our obligation to make a Guarantee Payment by making that payment directly to the holders of the Trust Preferred Securities or by causing the Trust to make the payment to those holders.

         The Guarantee, the Trust Agreement, the Junior Subordinated Notes, the Subordinated Indenture and the Agreement as to Expenses and Liabilities, taken together, will constitute the full, irrevocable and unconditional guarantee of all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities.

         If we do not make the required payments on the Junior Subordinated Notes that the Property Trustee holds under the Trust, the Trust will not make the related payments on the Trust Preferred Securities.

SUBORDINATION

         Our obligations under the Guarantee will be our unsecured obligation. That obligation will rank:

         o subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Notes; and;

         o equal in priority with all guarantees issued by us after the issue date of the Guarantee with respect to trust preferred securities, if any, issued by other trusts.

         The Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity.

         The terms of the Trust Preferred Securities will provide that each holder of the Trust Preferred Securities, by accepting the Trust Preferred Securities, agrees to the subordination provisions and other terms of the Guarantee.

AMENDMENTS AND ASSIGNMENT

         We may amend the Guarantee without the consent of any holder of the Trust Preferred Securities if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the Guarantee with the approval of the holders of at least 66 2/3% of the outstanding Trust Preferred Securities.

TERMINATION
         The Guarantee will terminate and be of no further effect when:

         o the redemption price of the Trust Preferred Securities is fully paid;

         o we distribute the related Junior Subordinated Notes to the holders of the Trust Preferred Securities upon the termination and dissolution of the Trust; or

         o the amounts payable upon liquidation of the Trust are fully paid.

         The Guarantee will remain in effect or will be reinstated if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid to that holder with respect to the Trust Preferred Securities or under the Guarantee.

EVENTS OF DEFAULT

         An event of default will occur under the Guarantee if we fail to perform any of our payment obligations under the Guarantee. The holders of a majority of the Trust Preferred Securities may waive any such event of default and its consequences on behalf of all of the holders of the Trust Preferred Securities. The Guarantee Trustee is obligated to enforce the Guarantee for the benefit of the holders of the Trust Preferred Securities if an event of default occurs under the Guarantee.

         The holders of a majority of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to the Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under the Guarantee. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against us to enforce that holder's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

CONCERNING THE GUARANTEE TRUSTEE

         JPMorgan Chase Bank will be the Guarantee Trustee. It is also the Property Trustee, the Subordinated Indenture Trustee and the Senior Indenture Trustee. We and certain of our affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Field Services, LLC and certain of our affiliates are outstanding.

         The Guarantee Trustee will perform only those duties that are specifically set forth in the Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

AGREEMENTS AS TO EXPENSES AND LIABILITIES

         We will enter into an Agreement as to Expenses and Liabilities under the Trust Agreement. The Agreement as to Expenses and Liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Trust to each person or entity to whom the Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the Trust Preferred Securities or other similar interests in the Trust the amounts due to the holders under the terms of the Trust Preferred Securities or those similar interests.

GOVERNING LAW

         The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

         We and the Trust may sell securities:

         o        through underwriters or dealers;

         o        through agents;

         o directly to a limited number of institutional purchasers or to a single purchaser; or

         o        through a combination of any of these methods of sale.

         The applicable prospectus supplement will describe the terms under which the offered securities are offered, including:

         o        the names of any underwriters, dealers or agents;

         o the purchase price and the net proceeds to us or the Trust from the sale;

         o any underwriting discounts and other items constituting underwriters' compensation;

         o        any initial public offering price; and

         o any discounts or concessions allowed, re-allowed or paid to dealers.

         Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

         If underwriters participate in the sale of the offered securities, those underwriters will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

         Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase the offered securities will be subject to conditions, and the underwriter will be obligated to purchase all the securities offered, except that in some cases involving a default by an underwriter, less than all of the securities offered may be purchased.

         If the offered securities are sold through an agent, the applicable prospectus supplement will state the name and any compensation that may be paid to the agent. Unless we state otherwise in the applicable prospectus supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

         Under agreements entered into with us or the Trust, underwriters and agents may be entitled to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make.

         Underwriters, dealers, agents and their affiliates may engage in transactions with us or our affiliates, and may from time to time perform services for us or our affiliates in the ordinary course of their business.

         We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the applicable prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

         The securities may or may not be listed on a national securities exchange.

                                     EXPERTS

         The consolidated financial statements of Duke Energy Field Services, LLC and Subsidiaries as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is also incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to our change in method of accounting for derivative instruments to conform to Statement of Financial Accounting Standard No. 133 described in Note 2), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Phillips Gas Company for the year ended December 31, 1999 included in our Form 10, as amended, initially filed on July 20, 2000, which are incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report which is also incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

         Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities for us. Richards, Layton & Finger, P.A., special Delaware counsel to us and the Trust, will pass upon the validity of the Trust Preferred Securities for us and the Trust. Legal counsel to any underwriters named in the applicable prospectus supplement will pass upon certain legal matters in connection with the offered securities for such underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses payable by Duke Energy Field Services, LLC (the "Company") in connection with the issuance and distribution of the securities covered by this registration statement.


SEC Registration fee.......................................................       $      46,000*
Legal fees and expenses....................................................             200,000
Accounting fees and expenses...............................................             100,000
Rating Agency fees.........................................................             200,000
Trustee fees...............................................................              50,000
Printing expenses..........................................................             200,000
Miscellaneous..............................................................              54,000
                                                                                  -------------
         Total.............................................................       $     850,000
                                                                                  =============

-----------

*        Actual.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 18-108 of the Delaware Limited Liability Company Act provides:
Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or any other person from and against any and all claims and demands whatsoever. The limited liability company agreement of the Company permits the Company to indemnify any of its directors or officers against liabilities to the fullest extent permitted by law. In addition, the Company carries insurance policies covering its directors and officers.

         Some of the Company's directors and officers may also be indemnified by Duke Energy Corporation or Phillips Petroleum Company for liabilities incurred as a result of serving as an officer or director of the Company, which may include liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

         The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in parentheses:

   Exhibit
    Number      Description
   --------    -------------

     *1.1      Form of Underwriting Agreement relating to Senior Notes.

     *1.2      Form of Underwriting Agreement relating to Subordinated Notes.

     *1.3      Form of Underwriting Agreement relating to Trust Preferred
               Securities.

      4.1 Form of Senior Indenture between Duke Energy Field Services, LLC and JPMorgan Chase Bank, as Senior Indenture Trustee, dated as of
               August 16, 2000 (incorporated by reference to Exhibit 4.1 to the
               Company's registration statement on Form S-3 (Commission File No.
               333-41854)).

     *4.2      Form of Senior Note

      4.3      Form of Subordinated Indenture between Duke Energy Field
               Services, LLC and JPMorgan Chase Bank, as Subordinated Indenture
               Trustee.

     *4.4      Form of Junior Subordinated Note.

      4.5      Trust Agreement of DEFS Capital Trust I.

      4.6      Form of Amended and Restated Trust Agreement of DEFS Capital
               Trust I.

      4.7      Certificate of Trust of DEFS Capital Trust I.

      4.8      Form of Trust Preferred Security of DEFS Capital Trust I
               (included in Exhibit 4.6).

   Exhibit
    Number      Description
   --------    -------------

      4.9      Form of Guarantee Agreement.

      4.10     Form of Agreement as to Expenses and Liabilities.

    **5.1      Opinion of Vinson & Elkins L.L.P.

      5.2      Opinion of Richards, Layton & Finger, P.A. relating to DEFS
               Capital Trust I.

     12.1      Calculation of Ratio of Earnings to Fixed Charges.

     23.1      Consent of Deloitte & Touche LLP.

     23.2      Consent of Ernst & Young LLP.

     23.3      Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

     23.4      Consent of Richards, Layton & Finger, P.A. (included in Exhibit
               5.2).

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Senior Indenture
               Trustee.

     25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Subordinated
               Indenture Trustee.

     25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Property Trustee under the Amended and Restated Trust Agreement of DEFS Capital
               Trust I.

     25.4 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Guarantee Trustee with respect to DEFS Capital Trust I.

-----------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Senior Notes or Junior Subordinated Notes and (ii) any form of underwriting agreement to be used in connection with an offering of such securities.

**       To be filed by amendment.

ITEM 17. UNDERTAKINGS.

         (a)      The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      The registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 30, 2002.

                                 DUKE ENERGY FIELD SERVICES, LLC

                                 By: /s/ JIM W. MOGG
                                    --------------------------------------------
                                      Jim W. Mogg
                                      Chairman of the Board, President and Chief
                                      Executive Officer

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jim W. Mogg, Rose M. Robeson and Brent L. Backes, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 30th day of April, 2002.

                        SIGNATURE                                                      TITLE
                   /s/ JIM W. MOGG                                  Chairman of the Board, President and Chief Executive
-----------------------------------------------------------            Officer (Principal Executive Officer)
                       Jim W. Mogg


                 /s/ ROSE M. ROBESON                                          Chief Financial Officer
-----------------------------------------------------------        (Principal Financial and Accounting Officer)
                     Rose M. Robeson


                  /s/ FRED J. FOWLER                                                 Director
-----------------------------------------------------------
                      Fred J. Fowler


                   /s/ JOHN E. LOWE                                                  Director
-----------------------------------------------------------
                       John E. Lowe


               /s/ MICHAEL J. PANATIER                                               Director
-----------------------------------------------------------
                   Michael J. Panatier


                /s/ RICHARD B. PRIORY                                                Director
-----------------------------------------------------------
                    Richard B. Priory

         Pursuant to the requirements of the Securities Act of 1933, DEFS Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 30th day of April, 2002.

                              DEFS CAPITAL TRUST I

                              By: DUKE ENERGY FIELD SERVICES, LLC,
                                  DEPOSITOR


                              By: /s/ JIM W. MOGG
                                 -----------------------------------------------
                                 Jim W. Mogg
                                 Chairman of the Board, President and Chief
                                 Executive Officer

                                INDEX TO EXHIBITS

   EXHIBIT
    NUMBER      DESCRIPTION
   --------    -------------


     *1.1      Form of Underwriting Agreement relating to Senior Notes.

     *1.2      Form of Underwriting Agreement relating to Subordinated Notes.

     *1.3      Form of Underwriting Agreement relating to Trust Preferred
               Securities.

     4.1 Form of Senior Indenture between Duke Energy Field Services, LLC and JPMorgan Chase Bank, as Senior Indenture Trustee, dated as of
               August 16, 2000 (incorporated by reference to Exhibit 4.1 to the
               Company's registration statement on Form S-3 (Commission File No.
               333-41854)).

     *4.2      Form of Senior Note

     4.3       Form of Subordinated Indenture between Duke Energy Field
               Services, LLC and JPMorgan Chase Bank, as Subordinated Indenture
               Trustee.

     *4.4      Form of Junior Subordinated Note.

     4.5       Trust Agreement of DEFS Capital Trust I.

     4.6       Form of Amended and Restated Trust Agreement of DEFS Capital
               Trust I.

     4.7       Certificate of Trust of DEFS Capital Trust I.

     4.8       Form of Trust Preferred Security of DEFS Capital Trust I
               (included in Exhibit 4.6).

     4.9       Form of Guarantee Agreement.

     4.10      Form of Agreement as to Expenses and Liabilities.

   **5.1       Opinion of Vinson & Elkins L.L.P.

     5.2       Opinion of Richards, Layton & Finger, P.A. relating to DEFS
               Capital Trust I.

     12.1      Calculation of Ratio of Earnings to Fixed Charges.

     23.1      Consent of Deloitte & Touche LLP.

     23.2      Consent of Ernst & Young LLP.

     23.3      Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

     23.4      Consent of Richards, Layton & Finger, P.A. (included in Exhibit
               5.2).

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Senior Indenture
               Trustee.

     25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Subordinated
               Indenture Trustee.

     25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Property Trustee under the Amended and Restated Trust Agreement of DEFS Capital
               Trust I.

     25.4 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Guarantee Trustee with respect to DEFS Capital Trust I.

-----------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Senior Notes or Junior Subordinated Notes and (ii) any form of underwriting agreement to be used in connection with an offering of such securities.

**       To be filed by amendment.